Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d−1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Mersana Therapeutics, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 11th day of March, 2019.

SARISSA CAPITAL MANAGEMENT LP

By:	/s/ Mark DiPaolo
Name: Mark DiPaolo
Title: General Counsel

SARISSA CAPITAL OFFSHORE MASTER FUND LP
By: Sarissa Capital Offshore Fund GP LLC, its general partner

By:	/s/ Mark DiPaolo
Name: Mark DiPaolo
Title: Authorized Person

SARISSA CAPITAL CATAPULT FUND LLC
By: Sarissa Capital Management LP, its managing member

By:	/s/ Mark DiPaolo
Name: Mark DiPaolo
Title: General Counsel

SARISSA CAPITAL HAWKEYE FUND LP
By: Sarissa Capital Fund GP LP, its general partner

By:	/s/ Mark DiPaolo
Name: Mark DiPaolo
Title: Authorized Person

/s/Alexander J. Denner
Alexander J. Denner